Exhibit 99.2

PHASE-IN-RECOVERY PROPERTY PURCHASE AND SALE AGREEMENT

by and between

OHIO PHASE-IN-RECOVERY FUNDING LLC,

Issuer

and

OHIO POWER COMPANY,

Seller

Dated as of August 1, 2013

TABLE OF CONTENTS

Page

Article I DEFINITIONS	1

SECTION 1.01	Definitions	1
SECTION 1.02	Other Definitional Provisions	2

Article II CONVEYANCE OF PHASE-IN-RECOVERY PROPERTY	2

SECTION 2.01	Conveyance of Phase-In-Recovery Property	2
SECTION 2.02	Conditions to Conveyance of Phase-In-Recovery Property	3

Article III REPRESENTATIONS AND WARRANTIES OF SELLER	4

Article IV COVENANTS OF THE SELLER	10

SECTION 4.01	Existence	10
SECTION 4.02	No Liens	10
SECTION 4.03	Delivery of Collections	10
SECTION 4.04	Notice of Liens	10
SECTION 4.05	Compliance with Law	11

i

Article V THE SELLER	14

SECTION 5.01	Liability of Seller; Indemnities	14
SECTION 5.02	Merger, Conversion or Consolidation of, or Assumption of the Obligations of, Seller	16
SECTION 5.03	Limitation on Liability of Seller and Others	17

Article VI MISCELLANEOUS PROVISIONS	17

ii

SECTION 6.11	Waivers	19

EXHIBITS

Exhibit A                                Form of Bill of Sale

 iii

This PHASE-IN-RECOVERY PROPERTY PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of August 1, 2013, is between Ohio Phase-In-Recovery Funding LLC, a Delaware limited liability company (the “Issuer”), and Ohio Power Company, an Ohio corporation (together with its successors in interest to the extent permitted hereunder, the “Seller”).

RECITALS

WHEREAS, the Issuer desires to purchase the Phase-In-Recovery Property created pursuant to the Securitization Law;

WHEREAS, the Seller is willing to sell its rights and interests under the Financing Order to the Issuer, whereupon such rights and interests will become the Phase-In-Recovery Property;

WHEREAS, the Issuer, in order to finance the purchase of the Phase-In-Recovery Property, will issue the Phase-In-Recovery Bonds under the Indenture; and

WHEREAS, the Issuer, to secure its obligations under the Phase-In-Recovery Bonds and the Indenture, will pledge, among other things, all right, title and interest of the Issuer in and to the Phase-In-Recovery Property and this Agreement to the Indenture Trustee for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01 Definitions.

(a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in that certain Indenture (including Appendix A thereto) dated as of the date hereof between the Issuer and U.S. Bank National Association, a national banking association, in its capacity as indenture trustee (the “Indenture Trustee”) and in its separate capacity as a securities intermediary (the “Securities Intermediary”), as the same may be amended, restated, supplemented or otherwise modified from time to time.

(b) Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Bill of Sale” means a bill of sale substantially in the form of Exhibit A hereto delivered pursuant to Section 2.02(i).

“Losses” means (i) any and all amounts of principal and interest on the Phase-In-Recovery Bonds not paid when due or when scheduled to be paid in accordance with their terms and the amounts of any deposits by or to the Issuer required to have been made in accordance with the terms of the Basic Documents or the Financing Order which are not made when so required and (ii) any and all other liabilities, obligations, losses, claims, damages, payments, costs or expenses of any kind whatsoever.

SECTION 1.02 Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the terms “includes” and “including” shall mean “includes without limitation” and “including without limitation”, respectively.

(c) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

ARTICLE II
CONVEYANCE OF PHASE-IN-RECOVERY PROPERTY

SECTION 2.01 Conveyance of Phase-In-Recovery Property.

(a) In consideration of the Issuer’s delivery to or upon the order of the Seller of $263,661,599, subject to the conditions specified in Section 2.02, the Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse or warranty, except as set forth herein, all right, title and interest of the Seller in and to the Phase-In-Recovery Property (such sale, transfer, assignment, setting over and conveyance of the Phase-In-Recovery Property includes, to the fullest extent permitted by the Securitization Law, the property, rights and interest of OPCo under the Financing Order, including the right of OPCo and any Successor to impose, charge and collect Phase-In-Recovery Charges from Customers and the assignment of all revenues, collections, claims, rights, payments, money or proceeds of or arising from the Phase-In-Recovery Charges related to the Phase-In-Recovery Property, as the same may be adjusted from time to time). Such sale, transfer, assignment, setting over and conveyance is hereby expressly stated to be a sale and, pursuant to Section 4928.2313 of the Securitization Law, shall be treated as an absolute transfer of all of the Seller’s right, title and interest in and to (as in a true sale), and not as a pledge or other financing of, the Phase-In-Recovery Property. The Seller and the Issuer agree that after giving effect to the sale, transfer, assignment, setting over and conveyance contemplated hereby the Seller has no right, title or interest in or to the Phase-In-Recovery Property to which a security interest could attach because (i) it has sold, transferred, assigned, set over and conveyed all right, title and interest in and to the Phase-In-Recovery Property to the Issuer, (ii) as provided in Section 4928.232(G) of the Securitization Law, such rights will become Phase-In-Recovery Property when conveyed hereunder and (iii) as provided in Section 4928.2312(C)(2) of the Securitization Law, appropriate financing statements have been filed and such transfer is perfected against all third parties, including subsequent judicial or other lien creditors.  If such sale, transfer, assignment, setting over and conveyance is held by any court of competent jurisdiction not to be a true sale as provided in Section 4928.2313 of the Securitization Law, then such sale, transfer, assignment, setting over and conveyance shall be treated as a pledge of the Phase-In-Recovery Property and as the creation of a security interest (within the meaning of the Securitization Law and the UCC) in the Phase-In-Recovery Property and, without prejudice to its position that it has absolutely transferred all of its rights in the Phase-In-Recovery Property to the Issuer, the Seller hereby grants a security interest in the Phase-In-Recovery Property to the Issuer (and to the Indenture Trustee for the benefit of the Secured Parties) to secure their respective rights under the Basic Documents to receive the Phase-In-Recovery Charges and all other Phase-In-Recovery Property.  For the avoidance of doubt, under Ohio law the Seller is and remains responsible for the payment of all commercial activity taxes, gross receipt taxes and other similar taxes associated with the Phase-In-Recovery Charges, and possesses and shall retain all rights to collect amounts which are assessed on Customers in order to pay the applicable governmental entity for such taxes.

(b) Subject to Section 2.02, the Issuer does hereby purchase the Phase-In-Recovery Property from the Seller for the consideration set forth in Section 2.01(a).

SECTION 2.02 Conditions to Conveyance of Phase-In-Recovery Property.  The obligation of the Issuer to purchase Phase-In-Recovery Property on the Closing Date shall be subject to the satisfaction of each of the following conditions:

(i) on or prior to the Closing Date, the Seller shall have delivered to the Issuer a duly executed Bill of Sale identifying the Phase-In-Recovery Property to be conveyed on the Closing Date;

(ii) on or prior to the Closing Date, the Seller shall have obtained the Financing Order creating the Phase-In-Recovery Property;

(iii) as of the Closing Date, the Seller is not insolvent and will not have been made insolvent by such sale and the Seller is not aware of any pending insolvency with respect to itself;

(iv) as of the Closing Date, the representations and warranties of the Seller set forth in this Agreement shall be true and correct with the same force and effect as if made on the Closing Date (except to the extent that they relate to an earlier date); on and as of the Closing Date no breach of any covenant or agreement of the Seller contained in this Agreement has occurred and is continuing; and no Servicer Default shall have occurred and be continuing;

(v) as of the Closing Date, (A) the Issuer shall have sufficient funds available to pay the purchase price for the Phase-In-Recovery Property to be conveyed on such date and (B) all conditions to the issuance of the Phase-In-Recovery Bonds intended to provide such funds set forth in the Indenture shall have been satisfied or waived;

(vi) on or prior to the Closing Date, the Seller shall have taken all action required to transfer to the Issuer ownership of the Phase-In-Recovery Property to be conveyed on such date, free and clear of all Liens other than Liens created by the Issuer pursuant to the Basic Documents and to perfect such transfer, including, without limitation, filing any statements or filings under the Securitization Law or the UCC; and the Issuer or the Servicer, on behalf of the Issuer, shall have taken any action required for the Issuer to grant the Indenture Trustee a first priority perfected security interest in the Phase-In-Recovery Bond Collateral and maintain such security interest as of such date;

(vii) the Seller shall have delivered to the Rating Agencies and the Issuer any Opinions of Counsel required by the Rating Agencies;

(viii) the Seller shall have received and delivered to the Issuer and the Indenture Trustee an opinion or opinions of outside tax counsel (as selected by the Seller, and in form and substance reasonably satisfactory to the Issuer and the Indenture Trustee) to the effect that (i) the Issuer will not be subject to United States federal income tax as an entity separate from its sole owner and that the Phase-In-Recovery Bonds will be treated as debt of the Issuer's sole owner for United States federal income tax purposes, and (ii) for U.S. federal income tax purposes, the issuance of the Phase-In-Recovery Bonds will not result in gross income to the Seller.  The opinion of outside tax counsel described above may, if the Seller so chooses, be conditioned on the receipt by the Seller of one or more letter rulings from the Internal Revenue Service (unless the Internal Revenue Service has announced that it will not rule on the issues described in this paragraph) and in rendering such opinion outside tax counsel shall be entitled to rely on the rulings contained in such letter rulings and to rely on the representations made, and information supplied, to the Internal Revenue Service in connection with such letter rulings;

(ix) on and as of the Closing Date, each of the LLC Agreement, the Servicing Agreement, this Agreement, the Indenture, the Financing Order, the Tariff and the Securitization Law shall be in full force and effect;

(x) the Phase-In-Recovery Bonds shall have received a rating or ratings required by the Financing Order;

(xi) the Seller shall have delivered to the Indenture Trustee and the Issuer an Officer’s Certificate confirming the satisfaction of each condition precedent specified in this Section 2.02; and

(xii) the Issuance Advice Letter shall have been filed and become effective in accordance with the Financing Order.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Subject to Section 3.09, the Seller makes the following representations and warranties, as of the Closing Date, and the Seller acknowledges that the Issuer has relied thereon in acquiring the Phase-In-Recovery Property.  The representations and warranties shall survive the sale and transfer of Phase-In-Recovery Property to the Issuer and the pledge thereof to the Indenture

Trustee pursuant to the Indenture.  The Seller agrees that (i) the Issuer may assign the right to enforce the following representations and warranties to the Indenture Trustee and (ii) the representations and warranties inure to the benefit of the Issuer and the Indenture Trustee.

SECTION 3.01 Organization and Good Standing.  The Seller is a corporation duly organized and validly existing and is in good standing under the laws of the state of its organization, with the requisite corporate or other power and authority to own its properties as such properties are currently owned and to conduct its business as such business is now conducted by it, and has the requisite corporate or other power and authority to obtain the Financing Order and own the rights and interests under the Financing Order and to sell and assign those rights and interests to the Issuer, whereupon (subject to the effectiveness of the Issuance Advice Letter) such rights and interests shall become “phase-in-recovery property” as defined in Section 4928.23(K) of the Securitization Law.

SECTION 3.02 Due Qualification.  The Seller is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the Seller’s business, operations, assets, revenues or properties).

SECTION 3.03 Power and Authority.  The Seller has the requisite corporate or other power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Seller under its organizational or governing documents and laws.

SECTION 3.04 Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ or secured parties’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

SECTION 3.05 No Violation.  The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not and will not: (i) conflict with or result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the Seller’s organizational documents, or any indenture or other agreement or instrument to which the Seller is a party or by which it or any of its property is bound; (ii) result in the creation or imposition of any Lien upon any of the Seller’s properties pursuant to the terms of any such indenture, agreement or other instrument (other than any Lien that may be granted in the Issuer’s favor or any Lien created in favor of the Indenture Trustee for the benefit of the Holders pursuant to Section 4928.2312 of the Securitization Law or any Lien that may be granted under the Basic Documents); or (iii) violate any existing law or any existing order, rule or regulation applicable to the Seller issued by any Governmental Authority having jurisdiction over the Seller or its properties.

SECTION 3.06 No Proceedings.  There are no proceedings pending and, to the Seller’s knowledge, there are no proceedings threatened and, to the Seller’s knowledge, there are no investigations pending or threatened, before any Governmental Authority having jurisdiction over the Seller or its properties involving or relating to the Seller or the Issuer or, to the Seller’s knowledge, any other Person: (i) asserting the invalidity of the Securitization Law, the Financing Order, this Agreement, any of the other Basic Documents or the Phase-In-Recovery Bonds, (ii) seeking to prevent the issuance of the Phase-In-Recovery Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of the Securitization Law, the Financing Order, this Agreement, any of the other Basic Documents or the Phase-In-Recovery Bonds or (iv) seeking to adversely affect the federal income tax or state income or franchise tax classification of the Phase-In-Recovery Bonds as debt.

SECTION 3.07 Approvals.  No approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required in connection with the execution and delivery by the Seller of this Agreement, the performance by the Seller of the transactions contemplated hereby or the fulfillment by the Seller of the terms hereof, except those that have been obtained or made and those that the Seller, in its capacity as Servicer under the Servicing Agreement, is required to make in the future pursuant to the Servicing Agreement.

SECTION 3.08 The Phase-In-Recovery Property.

(a) Information.  Subject to subsection (f) below, at the Closing Date, all written information, as amended or supplemented from time to time, provided by the Seller to the Issuer with respect to the Phase-In-Recovery Property (including the Expected Amortization Schedule, the Financing Order and the Issuance Advice Letter relating thereto) is true and correct in all material respects.

(b) Title.  It is the intention of the parties hereto that (other than for federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes) the transfers and assignments herein contemplated each constitute a sale and absolute transfer of the Phase-In-Recovery Property from the Seller to the Issuer and that no interest in, or right or title to, the Phase-In-Recovery Property shall be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.  No portion of the Phase-In-Recovery Property has been sold, transferred, assigned or pledged or otherwise conveyed by the Seller to any Person other than the Issuer, and no security agreement, financing statement or equivalent security or lien instrument listing the Seller as debtor covering all or any part of the Phase-In-Recovery Property is on file or of record in any jurisdiction, except such as may have been filed, recorded or made in favor of the Issuer or the Indenture Trustee in connection with the Basic Documents.  The Seller has not authorized the filing of and is not aware (after due inquiry) of any financing statement against it  that includes a description of collateral including the Phase-In-Recovery Property other than any financing statement filed, recorded or made in favor of the Issuer or the Indenture Trustee in connection with the Basic Documents.  The Seller is not aware (after due inquiry) of any judgment or tax lien filings against either the Seller or the Issuer.  At the Closing Date, immediately prior to the sale of the Phase-In-Recovery Property hereunder, the Seller is the original and the sole owner of the Phase-In-Recovery Property free and clear of all Liens and rights of any other Person, and no offsets, defenses or counterclaims exist or have been asserted with respect thereto.

(c) Transfer Filings.  On the Closing Date, immediately upon the sale hereunder, the Phase-In-Recovery Property shall be validly transferred and sold to the Issuer, the Issuer shall own all the Phase-In-Recovery Property free and clear of all Liens (except for the Lien created in favor of the Indenture Trustee granted under the Indenture and perfected pursuant to Section 4928.2312(C)(2) of the Securitization Law) and all filings and actions to be made or taken by the Seller (including, without limitation, filings with the Secretary of State of the State of Ohio under the Securitization Law) necessary in any jurisdiction to give the Issuer a perfected ownership interest (subject to any Lien created in favor of the Indenture Trustee for the benefit of the Holders pursuant to the Indenture and perfected pursuant to Section 4928.2312(C)(2) of the Securitization Law) in the Phase-In-Recovery Property have been made or taken.  No further action is required to maintain such ownership interest (subject to any Lien created in favor of the Indenture Trustee for the benefit of the Holders pursuant to the Indenture and perfected pursuant to Section 4928.2312(C)(2) of the Securitization Law) and to give the Indenture Trustee a first priority perfected security interest in the Phase-In-Recovery Property.  All filings and action have also been made or taken to perfect the security interest in the Phase-In-Recovery Property granted by the Seller to the Issuer (subject to any Lien created in favor of the Indenture Trustee for the benefit of the Holders pursuant to the Indenture and perfected pursuant to Section 4928.2312(C)(2) of the Securitization Law) and, to the extent necessary, the Indenture Trustee pursuant to Section 2.01.

(d) Financing Order, Issuance Advice Letter; Other Approvals.  On the Closing Date, under the laws of the State of Ohio and the United States in effect on the Closing Date, (i) the Financing Order pursuant to which the rights and interests of the Seller, including the right of OPCo and any Successor to impose, charge and collect the Phase-In-Recovery Charges and, in and to the Phase-In-Recovery Property transferred on such date have been created, is Final and non-appealable and is in full force and effect; (ii) as of the issuance of the Phase-In-Recovery Bonds, the Phase-In-Recovery Bonds are entitled to the protection of the Securitization Law and, accordingly, the Financing Order, the Phase-In-Recovery Charges and the Issuance Advice Letter are not revocable by the Commission; (iii) as of the issuance of the Phase-In-Recovery Bonds, the Amendatory Rider has been filed and is in full force and effect and is not subject to modification by the Commission except as provided under Section 4928.238 of the Securitization Law; (iv) the process by which the Financing Order creating the Phase-In-Recovery Property transferred on such date was adopted and approved, and the Financing Order, Amendatory Rider and Issuance Advice Letter comply with all applicable laws, rules and regulations; (v) the Issuance Advice Letter has been filed in accordance with the Financing Order creating the Phase-In-Recovery Property transferred on such date and an officer of the Seller has provided the certification to the Commission required by the Issuance Advice Letter; and (vi) no other approval, authorization, consent, order or other action of, or filing with any Governmental Authority is required in connection with the creation of the Phase-In-Recovery Property transferred on such date, except those that have been obtained or made.

(e) State Action.  Under the laws of the State of Ohio in effect on the Closing Date, pursuant to Section 4928.2315 of the Securitization Law, the State of Ohio has pledged to and agrees with the Bondholders, any assignee and any financing parties under the Financing Order that the State will not take or permit any action that impairs the value of Phase-In-Recovery Property under the Financing Order or revises the phase-in costs for which recovery is authorized under the Financing Order or, except as allowed under Section 4928.238 of the Revised Code, reduce, alter, or impair Phase-In-Recovery Charges that are imposed, charged, collected, or remitted for the benefit of the Bondholders, any assignee, and any financing parties, until any principal, interest, and redemption premium in respect of Phase-In-Recovery Bonds, all Financing Costs, and all amounts to be paid to an assignee or financing party under an ancillary agreement are paid or performed in full.  Under the contract clauses of the United States and Ohio Constitutions, the State of Ohio could not, absent a demonstration that such action was necessary to serve an important governmental purpose, repeal or amend the Securitization Law nor could the State of Ohio (or the Commission in exercising its legislative powers) take any action in contravention of the State Pledge if the repeal or amendment, or the action, would substantially limit, alter, impair or reduce the value of the Phase-In-Recovery Property.  Under the takings clauses of the United States and Ohio Constitutions, the State of Ohio could not repeal or amend the Securitization Law or take any other action in contravention of the State Pledge without paying just compensation to the Holders, as determined by a court of competent jurisdiction if doing so would constitute a substantial impairment of a contractual relationship and deprive the Holders of their reasonable expectations arising from their investments in the Phase-In-Recovery Bonds.  There is no assurance, however, that, even if a court were to award just compensation it would be sufficient to pay the full amount of principal and interest on the Phase-In-Recovery Bonds.

(f) Assumptions.  On the Closing Date, based upon the information available to the Seller on such date, the assumptions used in calculating the Phase-In-Recovery Charges are reasonable and are made in good faith.  Notwithstanding the foregoing, the Seller makes no representation or warranty, express or implied, that amounts actually collected arising from those Phase-In-Recovery Charges will in fact be sufficient to meet the payment obligations on the related Phase-In-Recovery Bonds or that the assumptions used in calculating such Phase-In-Recovery Charges will in fact be realized.

(g) Creation of Phase-In-Recovery Property.  Upon the effectiveness of the Financing Order, the Issuance Advice Letter and the transfer of the Phase-In-Recovery Property pursuant to this Agreement: (i) the rights and interests of the Seller under the Financing Order, including the right of OPCo and any Successor to impose, charge and collect the Phase-In-Recovery Charges authorized in the Financing Order, become “phase-in-recovery property” as defined in Section 4928.23(K) of the Securitization Law; (ii) the Phase-In-Recovery Property constitutes a present property right vested in the Issuer; (iii) the Phase-In-Recovery Property includes  (A) the right, title and interest of the Seller in the Financing Order and the Phase-In-Recovery Charges and (B) the right of OPCo and any Successor to impose, charge and collect periodic adjustments (with respect to adjustments, in the manner and with the effect provided in Section 4.01(b) of the Servicing Agreement) of such Phase-In-Recovery Charges, and the rates and other charges authorized by the Financing Order and all revenues, collections, claims, payments, money or proceeds of or arising from the Phase-In-Recovery Charges; (iv) the owner of the Phase-In-Recovery Property is legally entitled to bill Phase-In-Recovery Charges and collect payments in respect of the Phase-In-Recovery Charges in the aggregate sufficient to pay the interest on and principal of the Phase-In-Recovery Bonds in accordance with the Indenture, to pay Upfront

Financing Costs, the fees and expenses of servicing the Phase-In-Recovery Bonds, and other Ongoing Financing Costs, to replenish the Capital Subaccount to the Required Capital Level until the Phase-In-Recovery Bonds are paid in full; and (v) the Phase-In-Recovery Property is not subject to any Lien other than any Lien created in favor of the Indenture Trustee for the benefit of the Holders pursuant to the Indenture and perfected pursuant to Section 4928.2312(C)(2) of the Securitization Law.

(h) Nature of Representations and Warranties.  The representations and warranties set forth in this Section 3.08, insofar as they involve conclusions of law, are made not on the basis that the Seller purports to be a legal expert or to be rendering legal advice, but rather to reflect the parties’ good faith understanding of the legal basis on which the parties are entering into this Agreement and the other Basic Documents and the basis on which the Holders are purchasing the Phase-In-Recovery Bonds, and to reflect the parties’ agreement that, if such understanding turns out to be incorrect or inaccurate, the Seller will be obligated to indemnify the Issuer and its permitted assigns (to the extent required by and in accordance with Section 5.01), and that the Issuer and its permitted assigns will be entitled to enforce any rights and remedies under the Basic Documents, on account of such inaccuracy to the same extent as if the Seller had breached any other representations or warranties hereunder.

(i) Prospectus.  As of the date hereof, the information describing the Seller under the caption “The Seller, Initial Servicer and Sponsor” in the prospectus dated July 23, 2013 relating to the Phase-In-Recovery Bonds is true and correct in all material respects.

(j) Solvency.  After giving effect to the sale of the Phase-In-Recovery Property hereunder, the Seller:

(i) is solvent and expects to remain solvent;

(ii) is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purpose;

(iii) is not engaged in nor does it expect to engage in a business for which its remaining property represents unreasonably small capital;

(iv) reasonably believes that it will be able to pay its debts as they come due; and

(v) is able to pay its debts as they mature and does not intend to incur, or believes that it will not incur, indebtedness that it will not be able to repay at its maturity.

(k) No Court Order.  There is no order by any court providing for the revocation, alteration, limitation or other impairment of the Securitization Law, the Financing Order, the Issuance Advice Letter, the Phase-In-Recovery Property or the Phase-In-Recovery Charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the Financing Order.

(l) Survival of Representations and Warranties  The representations and warranties set forth in this Section 3.08 shall survive the execution and delivery of this Agreement and may not be waived by any party hereto except pursuant to a written agreement executed in accordance with Article VI and as to which the Rating Agency Condition has been satisfied.

SECTION 3.09 Limitations on Representations and Warranties.  Without prejudice to any of the other rights of the parties, the Seller will not be in breach of any representation or warranty, as a result of a change in law by means of any legislative enactment, constitutional amendment or voter initiative.  THE SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, THAT BILLED PHASE-IN-RECOVERY CHARGES WILL BE ACTUALLY COLLECTED FROM CUSTOMERS.

ARTICLE IV
COVENANTS OF THE SELLER

SECTION 4.01 Existence.  Subject to Section 5.02, so long as any of the Phase-In-Recovery Bonds are Outstanding, the Seller (a) will keep in full force and effect its existence and remain in good standing under the laws of the jurisdiction of its organization, (b) will obtain and preserve its qualification to do business, in each case to the extent that in each such jurisdiction such existence or qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Basic Documents to which the Seller is a party and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby or to the extent necessary for the Seller to perform its obligations hereunder or thereunder and (c) will continue to operate its electric distribution system to provide service to its Customers.

SECTION 4.02 No Liens.  Except for the conveyances hereunder or any Lien pursuant to the Indenture  in favor of the Indenture Trustee for the benefit of the Holders and any Lien that may be granted under the Basic Documents, the Seller will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any Lien on, any of the Phase-In-Recovery Property, or any interest therein, and the Seller shall defend the right, title and interest of the Issuer and the Indenture Trustee, on behalf of the Secured Parties, in, to and under the Phase-In-Recovery Property against all claims of third parties claiming through or under the Seller.  OPCo, in its capacity as Seller, will not at any time assert any Lien against, or with respect to, any of the Phase-In-Recovery Property.

SECTION 4.03 Delivery of Collections.  In the event that the Seller receives any Phase-In-Recovery Charge Collections or other payments in respect of the Phase-In-Recovery Charges or the proceeds thereof other than in its capacity as the Servicer, the Seller agrees to pay to the Servicer, on behalf of the Issuer, all payments received by it in respect thereof as soon as practicable after receipt thereof.  Prior to such remittance to the Servicer by the Seller, the Seller agrees that such amounts are held by it in trust for the Issuer and the Indenture Trustee.

SECTION 4.04 Notice of Liens.  The Seller shall notify the Issuer and the Indenture Trustee promptly after becoming aware of any Lien on any of the Phase-In-Recovery Property, other than the conveyances hereunder, any Lien under the Basic Documents including the Lien in favor of the Indenture Trustee for the benefit of the Holders.

SECTION 4.05 Compliance with Law.  The Seller hereby agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any Governmental Authority applicable to it, except to the extent that failure to so comply would not materially adversely affect the Issuer’s or the Indenture Trustee’s interests in the Phase-In-Recovery Property or under any of the other Basic Documents to which the Seller is party or the Seller’s performance of its obligations hereunder or under any of the other Basic Documents to which it is party.

SECTION 4.06 Covenants Related to Phase-In-Recovery Bonds and Phase-In-Recovery Property.

(a) So long as any of the Phase-In-Recovery Bonds are outstanding, the Seller shall treat the Phase-In-Recovery Property as the Issuer’s property for all purposes other than financial reporting, state or federal regulatory or tax purposes, and treat the Phase-In-Recovery Bonds as debt for all purposes and specifically as debt of the Issuer, other than for financial reporting, state or federal regulatory or tax purposes.

(b) Solely for the purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, for purposes of state, local and other taxes, so long as any of the Phase-In-Recovery Bonds are outstanding, the Seller agrees to treat the Phase-In-Recovery Bonds as indebtedness of the Seller (as the sole owner of the Issuer) secured by the Phase-In-Recovery Bond Collateral unless otherwise required by appropriate taxing authorities.

(c) So long as any of the Phase-In-Recovery Bonds are outstanding, the Seller shall disclose in its financial statements that the Issuer and not the Seller is the owner of the Phase-In-Recovery Property and that the assets of the Issuer are not available to pay creditors of the Seller or its Affiliates (other than the Issuer).

(d) So long as any of the Phase-In-Recovery Bonds are outstanding, the Seller shall not own or purchase any Phase-In-Recovery Bonds.

(e) So long as the Phase-In-Recovery Bonds are outstanding, the Seller shall disclose the effects of all transactions between the Seller and the Issuer in accordance with generally accepted accounting principles.

(f) The Seller agrees that, upon the sale by the Seller of the Phase-In-Recovery Property to the Issuer pursuant to this Agreement, (i) to the fullest extent permitted by law, including applicable Commission Regulations and the Securitization Law, the Issuer shall have all of the rights originally held by the Seller with respect to the Phase-In-Recovery Property, including the right (subject to the terms of the Servicing Agreement) to exercise any and all rights and remedies to collect any amounts payable by any Customer in respect of the Phase-In-Recovery Property, notwithstanding any objection or direction to the contrary by the Seller (and the Seller agrees not to make any such objection or to take any such contrary action) and (ii) any payment by any Customer directly to the Issuer shall discharge such Customer’s obligations, if any, in respect of the Phase-In-Recovery Property to the extent of such payment, notwithstanding any objection or direction to the contrary by the Seller.

(g) So long as any of the Phase-In-Recovery Bonds are outstanding, (i) in all proceedings relating directly or indirectly to the Phase-In-Recovery Property, the Seller shall affirmatively certify and confirm that it has sold all of its rights and interests in and to such property (other than for financial reporting or tax purposes), (ii) the Seller shall not make any statement or reference in respect of the Phase-In-Recovery Property that is inconsistent with the ownership interest of the Issuer (other than for financial accounting or tax purposes or as required by state or federal regulatory purposes), (iii) the Seller shall not take any action in respect of the Phase-In-Recovery Property except solely in its capacity as the Servicer thereof pursuant to the Servicing Agreement or as otherwise contemplated by the Basic Documents, (iv) the Seller shall not sell property similar to the Phase-In-Recovery Property under a separate financing order in connection with the issuance of additional phase-in-recovery bonds unless the Rating Agency Condition shall have been satisfied, and (v) neither the Seller nor the Issuer shall take any action, file any tax return, or make any election inconsistent with the treatment of the Issuer, for purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, for purposes of state, local and other taxes, as a disregarded entity that is not separate from the Seller (or, if relevant, from another sole owner of the Issuer).

SECTION 4.07 Protection of Title.  The Seller shall execute and file such filings, including, without limitation, filings with the Secretary of State of the State of Ohio pursuant to the Securitization Law, and cause to be executed and filed such filings, all in such manner and in such places as may be required by law to fully preserve, maintain, protect and perfect the ownership interest of the Issuer, and the back-up precautionary security interest of the Issuer pursuant to Section 2.01 hereof, and the first priority security interest of the Indenture Trustee in the Phase-In-Recovery Property, including, without limitation, all filings required under the Securitization Law and the UCC relating to the transfer of the ownership of the rights and interest in the Phase-In-Recovery Property by the Seller to the Issuer or the pledge of the Issuer’s interest in the Phase-In-Recovery Property to the Indenture Trustee. The Seller shall deliver or cause to be delivered to the Issuer and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Seller shall institute any action or proceeding necessary to compel performance by the Commission, the State of Ohio or any of their respective agents, of any of their obligations or duties under the Securitization Law, the Financing Order or the Issuance Advice Letter, and the Seller agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, in each case as may be reasonably necessary (i) to seek to protect the Issuer and the Secured Parties from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation set forth in Article III or any covenant set forth in Article IV and (ii) to seek to block or overturn any attempts to cause a repeal of, modification of or supplement to the Securitization Law, the Financing Order, the Issuance Advice Letter or the rights of Holders by legislative enactment or constitutional amendment that would be materially adverse to the Issuer or the Secured Parties or which would otherwise cause an impairment of the rights of the Issuer or the Secured Parties.  The costs of any such actions or proceedings will be payable by the Seller.

SECTION 4.08 Nonpetition Covenants.  Notwithstanding any prior termination of this Agreement or the Indenture, the Seller shall not, prior to the date which is one year and one day after the termination of the Indenture and payment in full of the Phase-In-Recovery Bonds or any other amounts owed under the Indenture, petition or otherwise invoke or cause the Issuer to invoke the process of any Government Authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

SECTION 4.09 Taxes.  So long as any of the Phase-In-Recovery Bonds are outstanding, the Seller shall, and shall cause each of its subsidiaries to, pay all taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the Phase-In-Recovery Property; provided that no such tax need be paid if the Seller or one of its Affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Seller or such Affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

SECTION 4.10 Issuance Advice Letter.  The Seller hereby agrees not to withdraw the filing of any Issuance Advice Letter with the Commission.

SECTION 4.11 Notice of Breach to Rating Agencies, Etc..   Promptly after obtaining knowledge thereof, in the event of a breach in any material respect (without regard to any materiality qualifier contained in such representation, warranty or covenant) of any of the Seller’s representations, warranties or covenants contained herein, the Seller shall promptly notify the Issuer, the Indenture Trustee, the Commission and the Rating Agencies of such breach.  For the avoidance of doubt, any breach which would adversely affect scheduled payments on the Phase-In-Recovery Bonds will be deemed to be a material breach for purposes of this Section 4.11.

SECTION 4.12 Use of Proceeds.  The Seller shall use the proceeds of the sale of the Phase-In-Recovery Property in accordance with the Financing Order and the Securitization Law.

SECTION 4.13 Further Assurances.  Upon the request of the Issuer, the Seller shall execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out the provisions and purposes of this Agreement.

SECTION 4.14 Intercreditor Agreement.  The Seller shall not become a party to (i) any future trade receivables purchase and sale arrangement or similar arrangement under which it sells all or any portion of its accounts receivables owing from Customers nor to (ii) any sale agreement selling to any other Affiliate property consisting of charges similar to the Phase-In-Recovery Charges sold pursuant to this Agreement, by Customers pursuant to the Securitization Law or any similar law, unless (x) the terms of the documentation evidencing any such trade receivables purchase and sale arrangement or similar arrangement described in clause (i) or sale agreement described in clause (ii) expressly excludes the Phase-In-Recovery Property from any receivables or other assets pledged or sold under such arrangement and (y) the Seller and the other parties to such arrangement shall have entered into an Intercreditor Agreement in connection with any agreement or similar arrangement described in either clause (i) or clause (ii).

ARTICLE V
THE SELLER

SECTION 5.01 Liability of Seller; Indemnities.

(a) The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

(b) The Seller shall indemnify the Issuer and the Indenture Trustee (for the benefit of the Secured Parties) and each of their respective officers, directors, employees, trustees, managers and agents for, and defend and hold harmless each such Person from and against, any and all taxes (other than taxes imposed on Holders as a result of their ownership of a Phase-In-Recovery Bond) that may at any time be imposed on or asserted against any such Person as a result of the sale of the Phase-In-Recovery Property to the Issuer, including any franchise, sales, gross receipts, general corporation, tangible personal property, privilege or license taxes but excluding any taxes imposed as a result of a failure of such Person to withhold or remit taxes with respect to payments on any Phase-In-Recovery Bond; it being understood that the Holders shall be entitled to enforce their rights against the Seller under this Section 5.01(b) solely through a cause of action brought for their benefit by the Indenture Trustee.

(c) The Seller shall indemnify the Issuer and the Indenture Trustee (for the benefit of the Secured Parties) and each of their respective officers, directors, employees, trustees, managers, and agents for, and defend and hold harmless each such Person from and against, any and all taxes (other than taxes imposed on Holders as a result of their ownership of a Phase-In-Recovery Bond) that may at any time  be imposed on or asserted against any such Person as a result of the Issuer’s ownership and assignment of the Phase-In-Recovery Property, the issuance and sale by the Issuer of the Phase-In-Recovery Bonds or the other transactions contemplated in the Basic Documents, including any franchise, sales, gross receipts, general corporation, tangible personal property, privilege or license taxes but excluding any taxes imposed as a result of a failure of such Person to withhold or remit taxes with respect to payments on any Phase-In-Recovery Bond.

(d) The Seller shall indemnify the Issuer, the Indenture Trustee (for the benefit of the Secured Parties) and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against all Losses that may be imposed on, incurred by or asserted against each such Person, in each such case, as a result of the Seller’s breach of any of its representations, warranties or covenants contained in this Agreement.

(e) Indemnification under Sections 5.01(b), 5.01(c), 5.01(d) and 5.01(f) shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney’s fees and expenses), except as otherwise expressly provided in this Agreement.

(f) The Seller shall indemnify the Indenture Trustee (for itself) and each Independent Manager, and any of their respective officers, directors, employees and agents (each, an “Indemnified Person”) for, and defend and hold harmless each such Person from and against, any and all Losses incurred by any of such Indemnified Persons as a result of the Seller’s breach of any of its representations and warranties or covenants contained in this Agreement, except to the extent of Losses either resulting from the willful misconduct, bad faith or gross negligence of such Indemnified Person or resulting from a breach of a representation or warranty made by such Indemnified Person in any of the Basic Documents that gives rise to the Seller’s breach. The Seller shall not be required to indemnify an Indemnified Person for any amount paid or payable by such Indemnified Person in the settlement of any action, proceeding or investigation without the prior written consent of the Seller which consent shall not be unreasonably withheld. Promptly after receipt by an Indemnified Person of notice of the commencement of any action, proceeding or investigation, such Indemnified Person shall, if a claim in respect thereof is to be made against the Seller under this Section 5.01(f), notify the Seller in writing of the commencement thereof. Failure by an Indemnified Person to so notify the Seller shall relieve the Seller from the obligation to indemnify and hold harmless such Indemnified Person under this Section 5.01(f) only to the extent that the Seller suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 5.01(f), the Seller shall be entitled to conduct and control, at its expense and with counsel of its choosing that is reasonably satisfactory to such Indemnified Person, the defense of any such action, proceeding or investigation (in which case the Seller shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided that the Indemnified Person shall have the right to participate in such action, proceeding or investigation through counsel chosen by it and at its own expense. Notwithstanding the Seller’s election to assume the defense of any action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Seller shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the defendants in any such action include both the Indemnified Person and the Seller and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Seller, (ii) the Seller shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action, (iii) the Seller shall authorize the Indemnified Person to employ separate counsel at the expense of the Seller or (iv) in the case of the Indenture Trustee, such action exposes the Indenture Trustee to a material risk of criminal liability or forfeiture or a Servicer Default has occurred and is continuing.  Notwithstanding the foregoing, the Seller shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Persons other than one local counsel, if appropriate.

(g) The Seller shall indemnify the Servicer (if the Servicer is not the Seller) for the costs of any action instituted by the Servicer pursuant to Section 5.02(d) of the Servicing Agreement which are not paid as Operating Expenses in accordance with the priorities set forth in Section 8.02(e) of the Indenture.

(h) The remedies provided in this Agreement are the sole and exclusive remedies against the Seller for breach of its representations and warranties in this Agreement.

(i) Indemnification under this Section 5.01 shall survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Securitization Law or the Financing Order and shall survive the resignation or removal of the Indenture Trustee or the termination of this Agreement and will rank in priority with other general, unsecured obligations of the Seller.  The Seller shall not indemnify any party under this Section 5.01 for any changes  in law after the Closing Date, whether such changes in law are effected by means of any legislative enactment, constitutional amendment or any final and non-appealable judicial decision.

SECTION 5.02 Merger, Conversion or Consolidation of, or Assumption of the Obligations of, Seller.  Any Person (a) into which the Seller may be merged, converted or consolidated and which is a Permitted Successor, (b) that may result from any merger, conversion or consolidation to which the Seller shall be a party and which is a Permitted Successor, (c) that may succeed to the properties and assets of the Seller substantially as a whole and which is a Permitted Successor, or (d) which otherwise succeeds to all or substantially all of the assets of the Seller (a “Permitted Successor”) and which Person in any of the foregoing cases executes an agreement of assumption to perform all of the obligations of the Seller hereunder (including the Seller’s obligations under Section 5.01 incurred at any time prior to or after the date of such assumption), shall be the successor to the Seller under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation, warranty or covenant made pursuant to Article III or Article IV shall be breached and no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Seller shall have delivered to the Issuer, the Indenture Trustee and each Rating Agency an Officer’s Certificate and an Opinion of Counsel from external counsel stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 5.02 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Seller shall have delivered to the Issuer, the Indenture Trustee and each Rating Agency an Opinion of Counsel from external counsel of the Seller either (A) stating that, in the opinion of such counsel, all filings to be made by the Seller and the Issuer, including filings with the Commission pursuant to the Securitization Law, have been authorized, executed and filed that are necessary to fully preserve and protect the respective interest of the Issuer and the Indenture Trustee in all of the Phase-In-Recovery Property and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests, (iv) the Seller shall have delivered to the Issuer, the Indenture Trustee, the Rating Agencies and the Commission an Opinion of Counsel from independent tax counsel stating that, for federal income tax purposes, such consolidation, conversion, merger or succession and such agreement of assumption will not result in a material federal income tax consequence to the Issuer or the Holders of Phase-In-Recovery Bonds and (v) the Seller shall have given the Rating Agencies prior written notice of such transaction. When any Person (or more than one Person) acquires the properties and assets of the Seller substantially as a whole or otherwise becomes the successor, whether by merger, conversion, consolidation, sale, transfer, lease, management contract or otherwise, to all or substantially all of the assets of the Seller in accordance with the terms of this Section 5.02, then upon satisfaction of all of the other conditions of this Section 5.02, the preceding Seller shall automatically and without further notice be released from all of its obligations hereunder.  For the avoidance of doubt, the sale of all or substantially all of the

Seller’s power generation assets, without the sale of the Seller’s transmission and distribution system, shall not be deemed to be a sale of all or substantially as of the Seller’s assets that would be governed by this Section 5.02, and shall not require satisfaction of the Rating Agency Condition.

SECTION 5.03 Limitation on Liability of Seller and Others.  The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising hereunder.  Subject to Section 4.07, the Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

ARTICLE VI
MISCELLANEOUS PROVISIONS

SECTION 6.01 Amendment.  This Agreement may be amended in writing by the Seller and the Issuer, with (i) the prior written consent of the Indenture Trustee, (ii) the satisfaction of the Rating Agency Condition and (iii) if any amendment would adversely affect in any material respect the interest of any Holder of the Phase-In-Recovery Bonds, the consent of a majority of the Holders of each affected Tranche of Phase-In-Recovery Bonds.  In determining whether a majority of Holders have consented, Phase-In-Recovery Bonds owned by the Issuer or any Affiliate of the Issuer or Seller shall be disregarded, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such consent, the Indenture Trustee shall only be required to disregard any Phase-In-Recovery Bonds it actually knows to be so owned.  Promptly after the execution of any such amendment or consent, the Issuer shall furnish copies of such amendment or consent to each of the Rating Agencies.

Prior to the execution of any amendment to this Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel from external counsel of the Seller stating that the execution of such amendment is authorized and permitted by this Agreement and that all conditions precedent provided for in this Agreement relating to such amendment have been complied with, and the Opinion of Counsel referred to in Section 3.01(c)(i) of the Servicing Agreement. The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee’s own rights, duties or immunities under this Agreement or otherwise.

SECTION 6.02 Notices.  All demands, notices and communications upon or to the Seller, the Issuer, the Indenture Trustee, the Commission or the Rating Agencies under this Agreement shall be sufficiently given for all purposes hereunder if in writing, and delivered  personally, sent by documented delivery service or, to the extent receipt is confirmed telephonically, sent by telecopy or other form of electronic transmission:

(a) in the case of the Seller, to Ohio Power Company, at 1 Riverside Plaza, Columbus, Ohio 43215, Attention: Treasurer, Telephone: (614) 716-1000, Facsimile:  (614) 716-2807;

(b) in the case of the Issuer, to Ohio Phase-In-Recovery Funding LLC, at 1 Riverside Plaza, Columbus, Ohio 43215, Attention: Treasurer, Telephone: (614) 716-3622, Facsimile:  (614) 716-2807;

(c) in the case of the Indenture Trustee, to the Corporate Trust Office;

(d) in the case of Moody’s, to Moody’s Investors Service, Inc., ABS/RMBS Monitoring Department, 25th Floor, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Email: ServicerReports@moodys.com (all such notices to be delivered to Moody’s in writing by email);

(e) in the case of Standard & Poor’s, to Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, Structured Credit Surveillance, 55 Water Street, New York, New York 10041, Telephone: (212) 438-8991, Email: servicer_reports@standardandpoors.com (all such notices to be delivered to Standard & Poor’s in writing by email); or

(f) as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 6.03 Assignment.  Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02, this Agreement may not be assigned by the Seller.

SECTION 6.04 Limitations on Rights of Third Parties.  The provisions of this Agreement are solely for the benefit of the Seller, the Issuer, the Indenture Trustee (for the benefit of the Secured Parties) and the other Persons expressly referred to herein, and such Persons shall have the right to enforce the relevant provisions of this Agreement. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Phase-In-Recovery Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 6.05 Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6.06 Separate Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 6.07 Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 6.08 Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 6.09 Assignment to Indenture Trustee.  The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Secured Parties of all right, title and interest of the Issuer in, to and under this Agreement, the Phase-In-Recovery Property and the proceeds thereof and the assignment of any or all of the Issuer’s rights hereunder to the Indenture Trustee for the benefit of the Secured Parties.

SECTION 6.10 Limitation of Liability.  It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Indenture Trustee, not individually or personally but solely as Indenture Trustee on behalf of the Secured Parties, in the exercise of the powers and authority conferred and vested in it.  The Indenture Trustee in acting hereunder is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.

SECTION 6.11 Waivers.  Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof; provided, however, that no such waiver delivered by the Issuer shall be effective unless the Indenture Trustee has given its prior written consent thereto.  Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party, with prompt written notice of any such waiver to be provided to the Rating Agencies.  The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision.  No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

~~[~~REMAINDER OF PAGE INTENTIONALLY LEFT BLANK~~]~~

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

OHIO PHASE-IN-RECOVERY FUNDING LLC, as Issuer

By: /s/ Renee V. Hawkins Name: Renee V. Hawkins Title: Assistant Treasurer

OHIO POWER COMPANY, as Seller

By: /s/ Renee V. Hawkins Name: Renee V. Hawkins Title: Assistant Treasurer

ACKNOWLEDGED AND ACCEPTED:
U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee
By: /s/ Melissa A. Rosal Name: Melissa A. Rosal Title: Vice President

Signature Page to
Phase-In-Recovery Property Purchase and Sale Agreement

EXHIBIT A

FORM OF BILL OF SALE

This Bill of Sale is being delivered pursuant to the Phase-In-Recovery Property Purchase and Sale Agreement, dated as of August 1, 2013 (the “Sale Agreement”), by and between Ohio Power Company (the “Seller”) and Ohio Phase-In-Recovery Funding LLC (the “Issuer”).  All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement.

In consideration of the Issuer’s delivery to or upon the order of the Seller of $~~[~~_____~~]~~, the Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse or warranty, except as set forth in the Sale Agreement, all right, title and interest of the Seller in and to the Phase-In-Recovery Property identified on Schedule 1 hereto (such sale, transfer, assignment, setting over and conveyance of the Phase-In-Recovery Property includes, to the fullest extent permitted by the Securitization Law and the Financing Order, the right of OPCo and any Successor to impose, charge and collect Phase-In-Recovery Charges from Customers, including the right to obtain adjustments to those Phase-In-Recovery Charges, and all revenues, receipts, collections, claims, rights to payments, payments, money or proceeds of or arising from the Phase-In-Recovery Charges related to the Phase-In-Recovery Property, as the same may be adjusted from time to time).  Such sale, transfer, assignment, setting over and conveyance is hereby expressly stated to be a sale and, pursuant to Section 4928.2313 of the Securitization Law, shall be treated as an absolute transfer of all of the Seller’s right, title and interest in and to (as in a true sale), and not as a pledge or other financing of, the Phase-In-Recovery Property. The Seller and the Issuer agree that after giving effect to the sale, transfer, assignment, setting over and conveyance contemplated hereby the Seller has no right, title or interest in or to the Phase-In-Recovery Property to which a security interest could attach because (i) it has sold, transferred, assigned, set over and conveyed all right in and to the Phase-In-Recovery Property to the Issuer, (ii) as provided in Section 4928.2313 of the Securitization Law, such rights become Phase-In-Recovery Property when conveyed hereunder and (iii) as provided in Section 4928.2312(C)(2) of the Securitization Law, appropriate financing statements have been filed and such transfer is perfected against all third parties, including subsequent judicial or other lien creditors.  If such sale, transfer, assignment, setting over and conveyance is held by any court of competent jurisdiction not to be a true sale as provided in Section 4928.2313 of the Securitization Law, then such sale, transfer, assignment, setting over and conveyance shall be treated as a pledge of the Phase-In-Recovery Property and as the creation of a security interest (within the meaning of the Securitization Law and the UCC) in the Phase-In-Recovery Property and, without prejudice to its position that it has absolutely transferred all of its rights in the Phase-In-Recovery Property to the Issuer, the Seller hereby grants a security interest in the Phase-In-Recovery Property to the Issuer (and to the Indenture Trustee for the benefit of the Secured Parties) to secure their respective rights under the Basic Documents to receive the Phase-In-Recovery Charges and all other Phase-In-Recovery Property.

The Issuer does hereby purchase the Phase-In-Recovery Property from the Seller for the consideration set forth in the preceding paragraph.

EXHIBIT A
1

The Seller and the Issuer each acknowledge and agree that the purchase price for the Phase-In-Recovery Property sold pursuant to this Bill of Sale and the Sale Agreement is equal to its fair market value at the time of sale.

The Seller confirms that (i) each of the representations and warranties on the part of the Seller contained in the Sale Agreement are true and correct in all respects on the date hereof as if made on the date hereof and (ii) each condition precedent that must be satisfied under Section 2.02 of the Sale Agreement has been satisfied upon or prior to the execution and delivery of this Bill of Sale by the Seller.

This Bill of Sale may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

THIS BILL OF SALE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

EXHIBIT A
2

IN WITNESS WHEREOF, the Seller and the Issuer have duly executed this Bill of Sale as of the ___ day of August, 2013.

OHIO PHASE-IN-RECOVERY FUNDING LLC

By: ________________________________ Name: Title:

OHIO POWER COMPANY

By: ________________________________ Name: Title:

EXHIBIT A
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SCHEDULE 1
to
BILL OF SALE

PHASE-IN-RECOVERY PROPERTY

All Phase-In-Recovery Property created or arising under the Financing Order entered March 20, 2013, as revised by the Entry on Rehearing entered April 10, 2013, issued by the Public Utilities Commission of Ohio under the Securitization Law.

EXHIBIT A
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